                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 46 to Registration Statement No. 2-36431 on Form N-1A of our report dated February 23, 2006, relating to the financial statements and financial highlights of MFS Growth Opportunities Fund, appearing in the Annual Report on Form N-CSR of MFS Growth Opportunities Fund for the year ended December 31, 2005 and to the references to us under the headings "Financial Highlights" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
-----------------------------
Deloitte & Touche LLP

Boston, Massachusetts
April 24, 2006